Exhibit 4.8
THIS CERTIFICATE IS TRANSFERABLE IN DALLAS, TEXAS OR NEW YORK NEW YORK CLASS A-2 COMMON STOCK PAH VALUE $.01 CUSIP 902737 10 5 A2 See Reverse lor Certain Delinitiorts NUMBER A-2 501 HealthMarkets” Keeping the Promise of Affordable Coverage INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SHARES THIS CERTIFIES THAT Is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A-2 COMMON STOCK, $.01 PAR VALUE, OF HealthMarkets, Inc., &// Dated: Countersigned and Registered: Mellon Investor Service* LLC DALLAS, TEXAS By Transfer Agent and Registw M^ President and Chief Executive Officer Authoriied Signature Secretary

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER, REQUIRED SALE AND OTHER RESTRICTIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF HEALTHMARKETS, INC. AND AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS AND APPLICABLE SECURITIES LAW. A COPY OF SUCH CERTIFICATE OF INCORPORATION IS ON FILE WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID CERTIFICATE OF INCORPORATION.

For Value Received,	hereby sell, assign

and transfer unto

Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint:

Attorney

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises .
Dated:

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.